Exhibit 99.1

PROXY CARD

TORTOISEECOFIN ACQUISITION CORP. III

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED BY ON BEHALF OF THE BOARD OF DIRECTORS OF

TORTOISEECOFIN ACQUISITION CORP. III

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Vincent T. Cubbage and Stephen Pang, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting (the “Special Meeting”) of the shareholders of TortoiseEcofin Acquisition Corp. III (the “Company” or “TRTL”) to be held virtually on      , 2024, at       Eastern Time, accessible at [     ], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on      , 2024, at       Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.        .

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

TORTOISEECOFIN ACQUISITION CORP. III

THE BOARD OF DIRECTORS OF TORTOISEECOFIN ACQUISITION CORP. III RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 14.

(1)

Proposal 1 - The NTA Proposal - To consider and vote upon a proposal by special resolution to make amendments to the TRTL’s Amended and Restated Memorandum and Articles of Association (the “Current Charter”), which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by TRTL, prior to the consummation of the Domestication and the proposed Business Combination, to remove from the Current Charter requirements limiting TRTL’s ability to redeem Ordinary Shares and consummate an initial business combination if the amount of such redemptions would cause TRTL to have less than $5,000,001 in net tangible assets.

“RESOLVED, as a special resolution, that subject to the approval of Proposal No. 3 (the Business Combination Proposal) and with effect prior to the consummation of the Domestication and the proposed Business Combination, the Amended and Restated Memorandum and Articles of Association of TortoiseEcofin Acquisition Corp. III be amended by deleting Article 165(b) in its entirety and replacing it with the following language:

“provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, calculated as of two (2) business days prior to the consummation of a Business Combination, including interest earned on the Trust Fund and not previously released to the Company to fund Regulatory Withdrawals and/or to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

Proposal 2 - The Domestication Proposal - To consider and vote upon a proposal by special resolution to (a) change the domicile of TRTL pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation (the “Domestication”); (b) adopt upon the Domestication taking effect, the certificate of incorporation (the “Interim Charter”), in the form appended to the accompanying proxy statement/prospectus as Annex B, in place of TRTL’s Current Charter and which will remove or amend those provisions of TRTL’s Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) file a Certificate of Corporate Domestication and the Interim Charter with the Secretary of State of Delaware, under which TRTL will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware.

“RESOLVED, as a special resolution, that TortoiseEcofin Acquisition Corp. III be de-registered in the Cayman Islands pursuant to Article 191 of the Amended and Restated Articles of Association of TortoiseEcofin Acquisition Corp. III and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of TortoiseEcofin Acquisition Corp. III in the State of Delaware as a corporation, governed by the Interim Charter attached as Annex B to the proxy statement/prospectus in respect of the meeting, at which time the Amended and Restated Memorandum and Articles of Association will be replaced by that Interim Charter as referenced in the proxy statement/prospectus in respect of the meeting.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)

Proposal 3 - The Business Combination Proposal - To consider and vote upon a proposal by ordinary resolution to approve the Business Combination Agreement by and among TRTL, One Energy Enterprises Inc., a Delaware corporation (“One Energy”), TRTL Holding Corp., a Delaware corporation (“Pubco”), TRTL III First Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco, OEE Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco, pursuant to which TRTL and One Energy will become wholly-owned subsidiaries of Pubco. A copy of the Business Combination Agreement is appended to the accompanying proxy statement/prospectus as Annex A and Annex A-1.

“RESOLVED, as an ordinary resolution, that TRTL’s entry into the Business Combination Agreement, the consummation of the transactions contemplated by the Business Combination Agreement, including the issuance of the consideration thereunder, and the performance by TRTL of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)

Proposal 4 - The Charter Proposal - To consider and vote on a proposal by special resolution to approve, in connection with the Business Combination, the adoption of Pubco’s amended and restated certificate of incorporation (the “Proposed Charter”), in the form appended as Annex D to the accompanying proxy statement/prospectus, to be effective upon the consummation of the Business Combination and after the Domestication, and the adoption of Pubco’s amended and restated bylaws (the “Proposed Bylaws”), in the form appended as Annex C to the accompanying proxy statement/prospectus, proposed to take effect upon the Domestication. The Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Domestication Proposal.

“RESOLVED, as a special resolution, that the Interim Charter, attached as Annex B to the proxy statement/prospectus in respect of the meeting, be amended and restated and replaced in its entirety by the Proposed Charter, in the form appended to the accompanying proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)-(10)

Proposals 5 - 10 - The Organizational Documents Proposals - To consider and vote upon six separate non-binding advisory proposals to approve, by ordinary resolutions, assuming the Business Combination Proposal is approved and adopted, material differences between the Current Charter in effect immediately prior to the Domestication, and the Proposed Charter of Pubco upon completion of the Business Combination.

“RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, to approve each of the following proposals (Proposals 5 – 10):

(5) Proposal 5

To approve provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Proposal is approved, providing that directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of stock of Pubco entitled to vote generally in the election of directors, voting together as a single class;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6) Proposal 6

To approve provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Proposal is approved, providing that (i) stockholder special meetings may only be called by the board of directors of Pubco (the “Pubco Board”) pursuant to a resolution adopted by a majority of the Pubco Board and (ii) stockholders may only act at annual and special meetings and not by written consent;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7) Proposal 7

To approve provisions to be included in the Proposed Charter providing that any amendment of the Proposed Charter and that any amendment of the Proposed Bylaws requires the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of Pubco entitled to vote on such amendment.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8) Proposal 8

To approve provisions to be included in the Proposed Charter changing the post-Business Combination company’s corporate name to “One Power Company”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9) Proposal 9

To approve provisions in the Proposed Charter to remove certain provisions related to TRTL’s status as a blank check company that will no longer apply upon consummation of the Business Combination; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(10) Proposal 10

To approve provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Proposal is approved, increasing the total number of authorized shares of all classes of stock to [   ] shares, each with a par value of $0.0001 per share, consisting of (i) [   ] shares of Common Stock and [   ] shares of preferred stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(11)

Proposal 11 - The NYSE Proposal - To consider and vote upon a proposal by ordinary resolution for the purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03, to approve the issuance of Pubco Common Shares in connection with the Business Combination and the additional Pubco Common Shares that will, upon the closing of the Business Combination (the “Closing”), be reserved for issuance pursuant to the Incentive Plan, to the extent such issuances would require shareholder approval under NYSE Listing Rule 312.03.

“RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of up to 33,000,000 Pubco Common Shares in connection with the Business Combination and the additional Pubco Common Shares that will, upon Closing, be reserved for issuance pursuant to the Incentive Plan, be approved.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(12)

Proposal 12 - The Incentive Plan Proposal - To consider and vote on a proposal by ordinary resolution to approve the One Power 2024 Equity Incentive Plan, referred to as the “Incentive Plan,” a copy of which is appended to the accompanying proxy statement/prospectus as Annex F. The Pubco Board intends to adopt the Incentive Plan, subject to approval from the shareholders of TRTL, effective upon the Closing, to be used by Pubco on a go-forward basis from the Closing.

“RESOLVED, as an ordinary resolution, that the One Power Company 2024 Equity Incentive Plan, a copy of which is appended to the proxy statement/prospectus in respect of the Special Meeting as Annex F be approved and adopted in all respects.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(13)

Proposal 13 - The Director Election Proposal - To consider and vote upon a proposal by ordinary resolution to elect seven (7) directors, effective upon the Closing, to serve on Pubco Board for the applicable term, under the Proposed Charter, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, or removal.

“RESOLVED, as an ordinary resolution, that the seven (7) persons listed below be appointed as directors of Pubco, effective upon the Closing of the Business Combination, to serve on the Pubco Board for one, two or three years depending on their Class. If elected, the Class I directors will serve until the first annual meeting of stockholders of Pubco to be held following the date of Closing; the Class II directors will serve until the second annual meeting of stockholders of Pubco following the date of Closing; and the Class III directors will serve until the third annual meeting of stockholders of Pubco to be held following the date of Closing, or until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal for cause:

Selena Cuffe (Class I)

Thomas Lause (Class I)

Thomas D. Hennessy (Class II)

Jon B. Wellinghoff (Class II)

Donald C. Templin (Class II)

Tom Spang (Class III)

Jereme Kent (Class III)”

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below

(14)

Proposal 14 - The Adjournment Proposal - To consider and vote upon a proposal by ordinary resolution to adjourn the Special Meeting to a later date or dates, if necessary or desirable, at the determination of the board of directors of TRTL.

“RESOLVED, as an ordinary resolution, that the adjournment of the meeting to a later date or dates, if necessary or desirable, as determined by the TRTL Board.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.